UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

ISC8 INC.

(Exact name of registrant as specified in charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in its current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2012, as amended by Amendment No. 1 to such current report filed with the SEC on October 5, 2012 (as amended, the “Prior 8-K”), effective on or about September 28, 2012, ISC8 Inc., (the “Company”) issued and sold to certain accredited investors, including The Griffin Fund LP (a major stockholder and debt holder of the Company) (“Griffin”), Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $1,500,000 as part of an issue of an aggregate principal amount of up to $10,000,000 of Senior Subordinated Secured Convertible Promissory Notes due November 30, 2012 (collectively, the “2012 Notes”) that the Company may issue to Griffin or its affiliates and certain other accredited investors (such additional investors, collectively with Griffin, the “Purchasers”). Effective as of November 30, 2012, the Company and the holder representative for the 2012 Notes entered into an Amended Form of Note (the “Amendment”) to extend the maturity date of the 2012 Notes from November 30, 2012 to March 31, 2013 (the “Maturity Date”). All other terms, provisions, conditions, covenants, and agreements contained in the 2012 Notes, as described in the Prior 8-K remain in unchanged and in full force and effect.

The foregoing summary does not purport to be a complete discussion of the terms and conditions of the 2012 Notes, and, except with respect to the Maturity Date, is qualified in its entirety by reference to the Prior 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On December 4, 2012, Dan A. Regalado tendered to the Chief Executive Officer and Board of Directors of the Company his resignation as the Company’s Chief Financial Officer and Treasurer, effective immediately, citing personal and health reasons.

Also on December 4, 2012, in connection with Mr. Regalado’s resignation and not as a result of any disagreement with the Company, Edward J. Scollins resigned as a member of the Company’s Board of Directors (the “Board”) and its Audit and Nominating and Corporate Governance Committees, and the Company named Mr. Scollins as the Company’s Interim Chief Financial Officer and Treasurer. Mr. Scollins served as a member of the Board and Audit and Nominating and Corporate Governance Committees of the Company since December 2010. Mr. Scollins will serve at the pleasure of the Board until a successor Chief Financial Officer is appointed. Mr. Scollins will perform his duties on a contract basis and be compensated at the rate of $7,500 per month. Mr. Scollins brings to his new role the same wealth of knowledge, experience and qualifications that well qualified him to serve on the Company’s Board and Audit and Nominating and Corporate Governance Committees.

The section of the Company’s Proxy Statement, filed with the SEC on January 27, 2012, entitled “Matters to be Considered at Annual Meeting – Proposal One – Nominees – Edward J. Scollins” is incorporated by reference herein. There are no family relationships between Mr. Scollins and any director or executive officer of the Company. Mr. Scollins is the Chief Financial Officer of Roark Rearden and Hamot Capital Management, the investment adviser to Costa Brava Partnership III LP, a major stockholder and debt holder of the Company.

Item 9.01.	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC., a Delaware corporation

Dated: December 5, 2012	By:	/s/ Bill Joll
Bill Joll Chief Executive Officer